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SARNA  &  COMPANY

        Certified
           Public
      Accountants
-----------------

                                           -------------------------------------
                                           310           Westlake       805
                                           N. Westlake   Village        371-8900
                                           Boulevard     California     Fax 805
                                           Suite 270     91362          379-0140




                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the registration statement of Green Fusion Corporation (the "Company") on Form S-8 relating to the registration of 1,520,900 common shares issued by the Company to a total of five consultants, of our auditor's report dated February 21, 2001, on the balance sheet of the Company as of December 31, 2000 and 1999 and the related statements of operations and accumulated deficit, changes in stockholders' equity, and statement of cash flows for the years then ended. Similarly we consent to the use of our review report dated August 2, 2001, on the financial statements of the Company for the periods ended June 30, 2001 and 2000.




/s/ Sarna & Company

Sarna & Company
Certified Public Accountants
Westlake Village
March 22, 2002